ARTICLES OF INCORPORATION

OF

CINERGY CAPITAL & TRADING, INC.

          The undersigned incorporator, desiring to form a corporation (hereinafter referred to as the "Corporation") pursuant to the provisions of the Indiana Business Corporation Act as amended (hereinafter referred to as to the "Act"), executes the following Articles of Incorporation:

ARTICLE I

Name

          The name of the Corporation is:

"Cinergy Capital & Trading, Inc."

ARTICLE II

Purposes

          The purposes for which the Corporation is formed are:

               (a) To engage in the business of brokering power, emission allowances, electricity futures and related products and services and provide consulting services in the wholesale power related markets as well as the marketing of the Electronic
Bulletin Board "IPEX";

               (b) To engage in the construction, operation, development or ownership of cogenerating facilities or power production facilities;

               (c) To enter into joint ventures or partnership agreements; and

               (d)  To engage in any other lawful energy or
functionally related business permitted to a corporation organized under the Act; and

(e) To carry on the business of the Corporation either within or beyond the limits of the State of Indiana, and, in general, to do and perform any and all things necessary, convenient or proper for the carrying out or accomplishment of the objects or purposes specified in this ARTICLE II, or any of them, or any objects or purposes incidental thereto, and to possess and enjoy all of the rights, powers, privileges, authority and immunities which may be granted to bodies corporate under the Act and the laws of the State of Indiana.

ARTICLE III

Period of Existence

          The period during which the Corporation shall continue is perpetual.

ARTICLE IV

Resident Agent and Principal Office

          A.     Resident Agent.

          The name and address of the Corporation's Resident
Agent for service of process is Cheryl M. Foley, 1000 East Main
Street, Plainfield, Indiana 46168.

          B.     Principal Office.

          The post office address of the principal office of the Corporation is 1000 East Main Street, Plainfield, Indiana 46168.

ARTICLE V

Authorized Number of Shares

          A.  Authorized Capital Shares.

          The aggregate number of shares which the Corporation shall have the authority to issue shall be 120,000,000 shares, of which 100,000,000 shares shall be Common Stock, without par value, and 20,000,000 shares shall be Cumulative Preferred Stock, $100 par value. Shares of the Common Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors. Authority is hereby expressly granted to the Board of Directors or a committee thereof to authorize the issue of shares of Cumulative Preferred Stock in one or more series, and to determine and state, by the resolution or resolutions authorizing the issue of each series of Cumulative Preferred Stock, the designation of such series and the relative rights (other than voting rights), preferences, qualifications, limitations and restrictions of such series.

          B.     Voting Rights of Cumulative Preferred Stock.

               (a) At all meetings of the shareholders of the Corporation each record holder of Cumulative Preferred Stock having a par value of $100.00 per share shall be entitled to one vote for each share of such stock so held by him, subject, however, to the following provisions of this ARTICLE V (B);

               (b) So long as any shares of the Cumulative Preferred Stock of any series are outstanding, the Corporation (except as otherwise provided in the last sentence of this subparagraph (b) shall not without, but may with, the affirmative vote by the record holders of the Cumulative Preferred Stock (given at an annual or special meeting) in such number of votes as is at least two-thirds of the aggregate number of votes appertaining to the Cumulative Preferred Stock that would be voted at such meeting if all the then outstanding Cumulative Preferred Stock were there voted:

                    (I) Create, authorize or issue shares of stock of any class ranking prior to the Cumulative Preferred Stock as to dividends or assets or any securities of any kind or class convertible into shares of stock of any class ranking prior to the Cumulative Preferred Stock as to dividends or assets; or

                    (II)   Issue any shares of the Cumulative
Preferred Stock or shares of stock of any class ranking on a parity with the Cumulative Preferred Stock as to dividends or assets or securities convertible into shares of the Cumulative Preferred Stock or stock on a parity therewith, other than in exchange for or for the purpose of effecting the retirement, by redemption or otherwise, of not less than a like number of shares of the Cumulative Preferred Stock or shares of stock on a parity therewith or securities convertible into not less than a like number of such shares, as the case may be, at the time outstanding, unless:

                           (A)  the Net Earnings of the Corporation
Available for the Payment of Interest Charges for any twelve consecutive calendar months within the fifteen calendar months immediately preceding the month within which such additional shares of the Cumulative Preferred Stock or shares of stock on a parity therewith or securities convertible into such shares are proposed to be issued, shall have been at least one and one-half times the aggregate of (x) the dividend requirements for a twelve months' period upon all shares of the Cumulative Preferred Stock and stock, if any, ranking prior to or on a parity with the Cumulative Preferred Stock as to dividends or assets, to be outstanding after the issuance of the shares or convertible securities proposed to be issued, and
(y) the interest requirements for a twelve months' period upon all indebtedness of the Corporation to be outstanding after the issuance of the shares or convertible securities proposed to be issued, and

                           (B)  the Common Stock Equity shall be not
less than the aggregate amount payable on involuntary dissolution, liquidation or winding up of the Corporation upon all shares of the Cumulative Preferred Stock and stock, if any, ranking prior thereto or on a parity therewith, to be outstanding after the issuance of the shares or convertible securities proposed to be issued; or

                    (III) Amend the provisions of these Articles of Incorporation so as to affect adversely any of the preferences or other rights hereby given to the holders of shares of the Cumulative Preferred Stock, provided, however, that if any such amendment would be adverse to the holders of one or more, but less than all, of the series of the Cumulative Preferred Stock at the time outstanding, the affirmative vote hereby required shall be only the affirmative vote by the record holders of each series so adversely affected in such number of votes from each such series as is at least two-thirds of the aggregate number of votes appertaining to such series that would be voted at such meeting if all the then outstanding shares of such series were there voted.

                    No such consent of the holders of the Cumulative Preferred Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect or when the issuance of any such stock or convertible securities is to be made, as the case may be, provision is to be made for the redemption of all shares of Cumulative Preferred Stock at the time outstanding or, in the case of any such amendment, alteration or repeal as to which the consent of less than all series of the Cumulative Preferred Stock would otherwise be required, for the redemption of all shares of the series of Cumulative Preferred Stock the consent of which would otherwise be required.

                    (c)  So long as any shares of the Cumulative
Preferred Stock of any series are outstanding, the Corporation (except as otherwise provided in the last sentence of this subparagraph (c)) shall not without, but may with, the affirmative vote by the record holders of the Cumulative Preferred Stock (given at an annual or special meeting) in such number of votes as is a majority of the aggregate number of votes appertaining to the Cumulative Preferred Stock that would be voted at such meeting if all the then outstanding Cumulative Preferred Stock were there voted, merge or consolidate the Corporation with or into any other corporation, merge any other corporation into the Corporation, or sell all or substantially all of the assets of the Corporation, unless such merger, consolidation or sale, or the issuance or assumption of all securities to be issued or assumed in connection therewith, shall have been ordered, approved or permitted by the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, or by any successor commission or other regulatory authority of the United States having jurisdiction in the premises. No such consent of the holders of the Cumulative Preferred Stock shall be required if, at the time of or prior to effecting such sale, lease, conveyance, consolidation or merger, provision is to be made for the redemption of all shares of Cumulative Preferred Stock at the time outstanding.

                    (d) Except when some mandatory provisions of law shall be controlling, whenever shares of two or more series of the Cumulative Preferred Stock are outstanding, no particular series of the Cumulative Preferred Stock shall be entitled to vote as a separate series on any matter and all shares of the Cumulative Preferred Stock of all series shall be deemed to constitute but one class for any purpose for which a vote of the shareholders of the Corporation by classes may now or hereafter be required.

                    (e)  The Corporation shall not declare any
dividend or make any distribution in request of any stock of this Corporation ranking junior to the Cumulative Preferred Stock as to dividends or assets, other than dividends in shares of junior stock, or purchase or otherwise acquire for value any outstanding shares of junior stock (each such dividend, distribution, purchase or acquisition being herein called a junior stock dividend) in contravention of the following:

                         (1)   If and so long as the Common Stock
Equity at the end of the calendar month immediately preceding the date on which a dividend on the Common Stock is declared is, or as a result of such dividend would become, less than 20% of Total Capitalization, the Corporation shall not declare such dividends in an amount which, together with all other dividends on the Common Stock paid within the year ending with and including the date on which such dividend is payable, exceeds 50% of the Net Income of the Corporation Available for Dividends on the Common Stock for the twelve full calendar months immediately preceding the calendar month in which such dividends are declared, except in an amount not exceeding the aggregate of dividends on the Common Stock which under the restrictions set forth above in this subdivision (1) could have been, and have not been, declared; and

                         (2)   If and so long as the Common Stock
Equity at the end of the calendar month immediately preceding the date on which a dividend on Common Stock is declared is, or as a result of such dividend would become, less than 25% but not less than 20% of Total Capitalization, the Corporation shall not declare dividends on the Common Stock in an amount which, together with all other dividends on the Common Stock paid within the year ending with and including the date on which such dividend is payable, exceeds 75% of the Net Income of the Corporation Available for Dividends on the Common Stock for the twelve full calendar months immediately preceding the calendar month in which such dividends are declared, except in an amount not exceeding the aggregate of dividends on the Common Stock which under the restrictions set forth above in subdivision (1) and in this subdivision (2) could have been, and have not been, declared.

                    (b) As used herein, "Common Stock Equity" shall mean the aggregate of the par value of, or stated capital represented by, the outstanding shares of Common Stock, all earned surplus, capital or paid-in surplus, and any premiums on the Common Stock then carried on the books of the Corporation, less:

                         (1)  The excess, if any, of the aggregate
amount payable on involuntary liquidation of the Corporation upon all outstanding shares of Cumulative Preferred Stock of the Corporation of all classes over the sum of (i) the aggregate par or stated value of such shares and (ii) any premiums thereon;

                         (2)  Any amounts on the books of the
Corporation known, or estimated if not known, to represent the excess, if any, of recorded value over original cost of used or useful utility plant; and

                         (3)  Any intangible items set forth on the
asset side of the balance sheet of the Corporation as the result of accounting convention, such as unamortized debt discount and expense; provided, however, that no deductions shall be required to be made in respect of items referred to in subdivisions (2) and (3) of this paragraph (b) in cases in which such items are being amortized or are provided for, or are being provided for, by reserves.

                    (c) As used herein "Total Capitalization" shall mean the aggregate of:

                         (1)  The principal amount of all outstanding
indebtedness of the Corporation maturing more than twelve months after the date of issue thereof; and

                         (2)  The par value or stated capital
represented by, and any premiums carried on the books of the Corporation in respect of, the outstanding shares of all classes of the capital stock of the Corporation, earned surplus, and capital or paid-in surplus, less any amounts required to be deducted pursuant to subdivisions (2) and (3) of paragraph (b) above in the determination of Common Stock Equity.

                         (3)  The term "Net Income of the Corporation
Available for Dividends on the Common Stock" for any twelve-month period shall mean the Net Earnings of the Corporation Available for the Payment of Interest Charges for such period, less interest charges, amortization charges, other proper income deductions, and dividends, paid or accrued, on all outstanding shares of stock of the Corporation having a preference as to dividends over the Common Stock for such period, all as shall be determined in accordance with such system of accounts as may be prescribed by governmental authorities having jurisdiction in the premises or, in the absence thereof, in accordance with sound accounting practice.

          C.     Other Provisions.

          1. No holder of any of the shares of any class or series of stock or securities convertible into such shares of any class or series of stock, or of options, warrants or other rights to purchase or acquire shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase, acquire or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of any class or series, or carrying any right to purchase or acquire stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase or acquire stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

          2. The Corporation reserves the right to increase or decrease its authorized capital stock, or any class of series thereof, or to reclassify the same and to amend, alter, change or repeal any provision contained in the Articles of Incorporation, or in any amendment thereto, in the manner now or hereafter prescribed by law, but subject to such conditions and limitations as are hereinbefore prescribed, and all rights conferred upon shareholders in the Articles of Incorporation of this Corporation, or any amendment thereto, are granted subject to this reservation.

          3. Unless any statute of the State of Indiana shall expressly provide to the contrary and subject to the limitations hereinbefore set forth in this ARTICLE V, the Corporation may acquire, hold and dispose of any shares of its stock of any class heretofore issued and outstanding.

ARTICLE VI

Directors

          The number of directors of the Corporation shall be determined in accordance with the By-laws of the Corporation. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, age and service limitations as may be set forth in the By-laws, disqualification or removal from office. Any vacancy on the Board of Directors that results from other than an increase in the number of directors may be filled by a majority of the Board of Directors then in office even if less than a quorum, or by a sole remaining director. The term of any director elected by the Board of Directors to fill a vacancy not resulting from an increase in the number of directors shall expire at the next shareholders' meeting at which directors are elected, and the remainder of such term, if any, shall be filled by a director elected at such meeting.

          No person shall be eligible for election, reelection, or appointment as a member of the Board of Directors if such person shall have attained the age of seventy years in the calendar year preceding the date of such election, reelection or appointment.

          Subject to the provisions of the preceding paragraphs, any and all of the directors may only be removed for cause.

ARTICLE VII

Incorporator

          The name and post office address of the Incorporator of the Corporation is Cheryl M. Foley, 1000 East Main Street,
Plainfield, Indiana 46168.

ARTICLE VIII

Indemnification

          Each director and each officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted by law against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense of any proceeding in which he or she was or is a party or is threatened to be made a party by reason of being or having been a director or an officer of the Corporation. Such right of indemnification is not exclusive of any other rights to which such director or officer may be entitled under any now or hereafter existing statute, any other provision of these Articles, By-laws, agreement, vote of shareholders or otherwise. If the Act of the State of Indiana is amended after approval by the shareholders of this ARTICLE VIII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act of the State of Indiana, as so amended. Any repeal or modification of this ARTICLE VIII by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                              Incorporator

                              ___________________________________
                         Cheryl M. Foley

DATED:  Oct. 8, 1992

                              This instrument prepared by:
                              Frank T. Lewis
                              Attorney at Law
                              1000 East Main Street
                              Plainfield, Indiana  46168

AMENDED:     January 29, 1997